                                                                    Exhibit 23.1


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Charles River Laboratories International, Inc. of our report dated February 6, 2004 relating to the financial statements and financial statement schedules, which appears in Charles River Laboratories International, Inc.'s Annual Report on Form 10-K for the year ended December 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Boston, Massachusetts
August 13, 2004